EXHIBIT 99.1

      SPAR Group Reports Financial Results for 2004 Third Quarter; Company
                        Reports Profitable Third Quarter

TARRYTOWN, N.Y., Nov 12, 2004 -- SPAR Group, Inc. (SGRP) today reported a profit for the third quarter ended September 30, 2004.

The company achieved net income of $210,000, equal to $.01 per diluted share, for the 2004 third quarter, compared with a net loss of $345,000, or a loss of $.02 per share, a year ago. Net revenues for the 2004 third quarter declined to $10.7 million from $16.6 million last year.

Robert G. Brown, SPAR Group's chairman and chief executive officer, said the significant expense reductions are evidence of SPAR's restructuring to reflect the company's current size. He said the lower comparative revenue, in part, resulted from the company's largest customer completing the sale of its business.

"Our restructuring plan is focused on improving SPAR's financial health," Brown said. "We are downsizing our expense structure and cutting fixed costs throughout the company. At the same time, we are not losing sight of SPAR's future and continue to invest in technology, local in-store demonstration services and international expansion.

"While business conditions remain challenging, we are optimistic about the company's long-term future and the progress being made to achieve and sustain positive operating results," Brown said.

For the three months ended September 30, 2004, the gross margin percentage improved to 34.8% from 31.5% last year. Selling, general and administrative expenses totaling $4.0 million, include $500,000 of restructuring expenses and were reduced from $5.3 million for the corresponding period last year. SPAR also reported $800,000 of other income that includes non-recurring income of approximately $600,000 resulting from the restructuring of debt due to the company from a prior subsidiary.

For the first nine months of 2004, SPAR posted a net loss of $12.8 million, or $0.68 per share, on net revenues of $35.4 million. The company had net income of $1.5 million, equal to $0.08 per diluted share, on net revenues of $52.7 million for the corresponding prior year period.

Brown said more than 63%, or $8.1 million of the loss for the 2004 year-to-date period, was attributable to non-cash, non-recurring items related to the write off of goodwill and other impairment charges.

SPAR Group, Inc. is a diversified international marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, in-store demonstrations, technology and research to manufacturers and retailers covering all product classifications and all classes of trade, including mass market, drug store, convenience store and grocery chains, throughout the United States and internationally.

Certain statements in this news release are forward-looking, including, but not limited to, the benefits to be derived from the company's restructuring plan and the ability to achieve and sustain positive operating results. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued
strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued technological superiority over its competitors, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of these and other factors that could effect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.

                                SPAR Group, Inc.
                      Consolidated Statements of Operations
                                   (unaudited)
                     (in thousands, except per share data)

                                      Three Months Ended             Nine Months Ended
                                    -----------------------       -----------------------
                                    September      September      September      September
                                    30, 2004       30, 2003       30, 2004        30, 2003
                                    --------       --------       --------       --------
Net revenues                        $ 10,683       $ 16,615       $ 35,418       $ 52,704
Cost of revenues                       6,963         11,380         24,474         33,777
                                    --------       --------       --------       --------
Gross profit                           3,720          5,235         10,944         18,927

Selling, general and
 administrative expenses               4,028          5,334         14,471         15,044
Impairment charges                         -              -          8,141              -
Depreciation and amortization            275            385          1,005          1,162
                                    --------       --------       --------       --------
Operating (loss) income                 (583)          (484)       (12,673)         2,721

Interest expense                         (29)           (69)          (127)          (209)
Other income (expense)                   773              -            764            (28)
                                    --------       --------       --------       --------
Income (loss) before provision
 for income taxes                        161           (553)       (12,036)         2,484

Provision (benefit) for income
 taxes                                    15           (208)           783            943
                                    --------       --------       --------       --------

Net income (loss) before
 minority interest                       146           (345)       (12,819)         1,541

Minority interest                         64              -             64              -
                                    --------       --------       --------       --------

Net income (loss)                   $    210       $   (345)      $(12,755)      $  1,541
                                    ========       ========       ========       ========

Net income (loss) per common
 share:

 Basic                              $   0.01       $  (0.02)      $  (0.68)      $   0.08

 Diluted                            $   0.01       $  (0.02)      $  (0.68)      $   0.08
                                    ========       ========       ========       ========

Weighted average common shares
 - basic                              18,859         18,859         18,859         18,853
                                    ========       ========       ========       ========

Weighted average common shares
 - diluted                            19,206         18,859         18,859         19,508
                                    ========       ========       ========       ========

                                SPAR Group, Inc.
                           Consolidated Balance Sheets
                                   (unaudited)
                (in thousands, except share and per share data)

                                                    September       December
                                                     30, 2004       31, 2003
                                                     --------       --------

Assets
Current assets:
 Cash and cash equivalents                           $    236       $      -
 Accounts receivable, net                               7,966         13,942
 Prepaid expenses and other current assets              1,267            659
 Deferred income taxes                                      -          1,305
                                                     --------       --------
Total current assets                                 $  9,469       $ 15,906

Property and equipment, net                             1,686          2,099
Goodwill                                                  798          8,749
Deferred income taxes                                       -            434
Other assets                                              431            926
                                                     --------       --------
Total assets                                         $ 12,384       $ 28,114
                                                     ========       ========

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                    $  1,593       $  1,350
 Accrued expenses and other current liabilities         1,194          4,081
 Accrued expenses, due to affiliates                    1,889          1,091
 Restructuring charges, current                           162            685
 Customer deposits                                        915            530
 Line of credit, short-term                             2,809          4,084
                                                     --------       --------
Total current liabilities                            $  8,562       $ 11,821

Other long-term liabilities                               476            270
Restructuring charges, long term                          117              -


Commitments and contingencies

Stockholders' equity:
 Preferred stock, $.01 par value:
   Authorized shares - 3,000,000
   Issued and outstanding shares - none              $      -       $      -
 Common stock, $.01 par value:
   Authorized shares - 47,000,000
   Issued and outstanding shares -
    18,858,972 - September 30, 2004
    18,858,972 - December 31, 2003                        189            189
 Treasury stock                                          (176)          (384)
 Accumulated other comprehensive loss                     (56)            (7)
 Additional paid-in capital                            11,051         11,249
 Accumulated (deficit) retained earnings               (7,779)         4,976
                                                     --------       --------
Total stockholders' equity                           $  3,229       $ 16,023
                                                     --------       --------
Total liabilities and stockholders' equity           $ 12,384       $ 28,114
                                                     ========       ========

Contacts:
Charles Cimitile, 914-332-4100

PondelWilkinson Inc.
Roger S. Pondel, 310-279-5980